[Execution Version]

AMENDMENT NO. 7 TO CREDIT AGREEMENT

        This AMENDMENT NO. 7 TO CREDIT AGREEMENT (this “Amendment”), dated as of February 27, 2004, is entered into by and among Haynes International, Inc., a Delaware corporation (the “Borrower”), the financial institutions party to the below-defined Credit Agreement (the “Lenders”), Fleet Capital Corporation, in its capacity as administrative agent for itself as a Lender and the other Lenders (the “Administrative Agent”). Each capitalized term used herein and not otherwise defined herein shall have the meaning given to it in the Credit Agreement.

PRELIMINARY STATEMENTS

        WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of November 22, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

        WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to enter into an amendment to the Credit Agreement as set forth herein, in each case upon the terms and conditions contained in this Amendment;

        NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

        SECTION 1.    Definitions.    As used herein, the following terms shall have the meanings set forth below:

        “Suspension Period” shall mean the period beginning on February 29, 2004 and ending on the Suspension Termination Event.

        “Suspension Termination Event” shall mean the earlier to occur of (a) March 15, 2004 or (b) the existence or occurrence of any one or more of the following:

        (i)         The failure of the Borrower to comply with any term, condition or covenant set forth in this Amendment.

        (ii)        The occurrence of any Default under the Loan Documents.

        SECTION 2.    Temporary Suspension of Senior Note Reserve During Suspension Period.    The Borrower, the Lenders and the Administrative Agent agree that, notwithstanding anything to the contrary in the Credit Agreement, immediately upon the effectiveness of this Amendment, the Senior Note Reserve shall equal $0 at all times during the Suspension Period only. Upon a Suspension Termination Event, the agreement set forth in the preceding sentence shall immediately terminate and the reduction of the Senior Note Reserve to $0 shall have no force or effect, all without the requirement of any demand, presentment, protest or notice of any kind, all of which the Borrower hereby waives. Upon a Suspension Termination Event, the definition of the term “Senior Note Reserve” as set forth in the Credit Agreement shall be immediately reinstated and shall be in full force and effect, including, without limitation, for the purposes of calculating the Borrowing Base and the Borrower’s prepayment obligation under and in accordance with Section 2.3(B)(i) of the Credit Agreement, and the Administrative Agent and the Lenders may proceed to exercise any and all of their rights and remedies as if the Senior Note Reserve had not been reduced to $0.

        SECTION 3.    Temporary Release of $500,000 from Fixed Charge Reserve.    The Borrower, the Lenders and the Administrative Agent agree that, notwithstanding anything to the contrary in the Credit Agreement, immediately upon the effectiveness of this Amendment, the Fixed Charge Reserve shall equal $6,500,000 at all times during the Suspension Period only. Upon a Suspension Termination Event, the agreement set forth in the preceding sentence shall immediately terminate and the reduction of the Fixed Charge Reserve to $6,500,000 shall have no force or effect, all without the requirement of any demand, presentment, protest or notice of any kind, all of which the Borrower hereby waives. Upon a Suspension Termination Event, the definition of the term “Fixed Charge Reserve” as set forth in the Credit Agreement shall be immediately reinstated and shall be in full force and effect, including, without limitation, for the purposes of calculating the Borrowing Base and the Borrower’s prepayment obligation under and in accordance with Section 2.3(B)(i) of the Credit Agreement, and the Administrative Agent and the Lenders may proceed to exercise any and all of their rights and remedies as if the Fixed Charge Reserve had not been reduced to $6,500,000.

        SECTION 4.    Reservation of Rights.    Notwithstanding any of the foregoing to the contrary, the Administrative Agent and the Lenders expressly reserve all of their rights, powers, privileges and remedies under the Credit Agreement and the other Loan Documents and/or applicable law with respect to any event, circumstance, act or omission which has occurred or exists or which may occur or exist on or after the date hereof, in each case whether known or unknown, and the Administrative Agent’s or any Lender’s failure to exercise any such rights, powers, privileges or remedies shall not be deemed a waiver of such rights, powers, privileges or remedies. No oral representations or course of dealing on the part of the Administrative Agent or any Lender or any of their officers, employees or agents, and no failure or delay by the Administrative Agent or any Lender with respect to the exercise of any right, power, privilege or remedy under the Credit Agreement and the other Loan Documents or applicable law shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy.

         SECTION 5.    Covenants.    Notwithstanding anything contained in this Amendment or in any Loan Document to the contrary, during the Suspension Period (i) neither the Borrower nor any of its Subsidiaries may make any Permitted Acquisition that would otherwise be permitted to be made pursuant to Section 7.3(F) of the Credit Agreement or any Investment in Permitted Acquisition that would otherwise be permitted to be made pursuant to Section 7.3(D)(vi) of the Credit Agreement, (ii) neither the Borrower nor any of its Subsidiaries may make any payment of the Blackstone Monitoring Fees that would otherwise be permitted to be made pursuant to Section 7.3(E)(iii) of the Credit Agreement, and (iii) without the prior written consent of the Administrative Agent, neither the Borrower nor any of its Subsidiaries may sell, assign, transfer, lease, convey or otherwise dispose of any assets outside of the ordinary course of business that would otherwise be permitted to be disposed of pursuant to Section 7.3(B)(iii) of the Credit Agreement.

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        SECTION 6.    Interest Expense.    For the avoidance of doubt, the Borrower, the Administrative Agent and the Lenders acknowledge and agree that any semi-annual interest payment due on the Senior Notes (including, without imitation, such interest payment due on March 1, 2004) shall constitute and shall be deemed to be an Interest Expense under the Credit Agreement, whether actually paid or not.

        SECTION 7.    Condition Precedent.    This Amendment shall become effective as of the date above written, if, and only if, (i) the Administrative Agent has received an executed copy of this Amendment from the Borrower, the Lenders, and the Administrative Agent, (ii) the Administrative Agent has received (for the account of each Lender) a non-refundable and fully earned amendment fee in immediately available funds equal to such Lender’s Pro Rata Share of $500,000, provided however that as to only those Lenders who participate in the restructuring financing with the Borrower, 70% of such Lender’s Pro Rata Share of the aforementioned $500,000 fee shall be applied against the fees earned by such Lender under such restructuring financing, and (iii) Administrative Agent has received from Parent a duly executed Consent and Reaffirmation in the form of Exhibit A attached hereto.

        SECTION 8.    Limited Waiver.    The Administrative Agent and each Lender hereby temporarily waive, until the occurrence of a Suspension Termination Event, any Unmatured Default under the Credit Agreement or any other Loan Document resulting solely from the failure of the Borrower to pay interest on the Senior Notes due on March 1, 2004; provided however that immediately upon the occurrence of a Suspension Termination Event, the temporary waiver set forth in the preceding sentence shall immediately terminate and such temporary waiver shall have no force or effect, all without the requirement of any demand, presentment, protest or notice of any kind, all of which the Borrower hereby waives, and the Administrative Agent and the Lenders may proceed to exercise any and all of their rights and remedies as if such temporary waiver had never existed; provided further however, that if any holder of Senior Notes, or any Person claiming by, through, or under one or more such holders, takes any action to collect or otherwise enforce any right or remedy with respect to the Borrower’s failure to pay interest on the Senior Notes due on March 1, 2004, then (i) the Borrower shall, promptly after obtaining knowledge thereof, notify the Administrative Agent of such action (and the failure to provide such notice as provided herein shall constitute an immediate Default under the Credit Agreement) and (ii) a Default under the Credit Agreement shall exist if such action has not, within five (5) Business Days after Borrower knows or should reasonably know that such action has been taken, been terminated or dismissed in a manner satisfactory to the Administrative Agent in its sole and absolute discretion.

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        SECTION 9.    Release.    The Borrower hereby represents and warrants that the Credit Agreement and the other Loan Documents are enforceable in accordance with their respective terms (except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar law affecting creditors’ rights generally and by general principles of equity) and are not subject to any defenses or offsets of any kind whatsoever (“Defenses”) and that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the “Claims”), which the Borrower may have or claim to have against the Administrative Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the “Lender Released Parties”), which might arise out of or be connected with or related to any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment relating to or arising out of or in connection with the Obligations or any Loan Document or any other agreement or transaction contemplated thereby. In furtherance of the foregoing, the Borrower hereby waives, releases, acquits and forever discharges the Lender Released Parties from any and all (i) Defenses which it may have as of the date hereof in connection with or relating to the Credit Agreement or any other Loan Document, and (ii) Claims that the Borrower may have or claim to have as of the date hereof, relating to or arising out of or in connection with or relating to the Obligations or any Loan Document or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment. The Borrower further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims expressly released herein.

        SECTION 10.    Representations and Warranties.    The Borrower represents and warrants that:

         10.1        The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action.

        10.2         This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligation of the Borrower and are enforceable against the Borrower in accordance with their terms (except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar law affecting creditors’ rights generally and by general principles of equity).

        10.3        After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; provided however, that until the occurrence of a Suspension Termination Event and for purposes of Section 6.12(i) of the Credit Agreement only, the Borrower shall not be deemed to be in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it if and only if such default results solely from the failure of the Borrower to pay interest on the Senior Notes due on March 1, 2004.

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        10.4        Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of the Borrower’s certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which Borrower or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof; and

        10.5        After giving effect to this Amendment, no Unmatured Default or Default has occurred and is continuing under the Loan Documents.

        SECTION 11.    Reference to and Effect on the Credit Agreement and the other Loan Documents.

        11.1        Neither the reduction of the Senior Note Reserve to $0 or the Fixed Charge Reserve to $6,500,000 set forth in Section 2 and Section 3, respectively, above nor any anything in this Amendment or in any ongoing discussions or negotiations which may take place between the Administrative Agent, any Lender, the Borrower or any other Person shall directly or indirectly (i) create any obligation to defer any enforcement action, (ii) except as expressly set forth herein, constitute a consent or waiver of any past, present or future Default or other violation of any provisions of the Credit Agreement and the other Loan Documents, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement and the other Loan Documents, except as expressly set forth herein, or any right, power, privilege or remedy of the Administrative Agent and the Lenders thereunder, or (iv) constitute a course of dealing or other basis for altering any Obligation of the Borrower or any other Person obligated under the Credit Agreement and the other Loan Documents or any other contract or instrument.

        11.2        The reduction of the Senior Note Reserve to $0 and the Fixed Charge Reserve to $6,500,000 set forth in Section 2 and Section 3, respectively, above is effective solely during the Suspension Period and such reduction and the amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) except as expressly provided in this Amendment, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document or (ii) prejudice any right or rights that the Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

        11.3        This Amendment shall be construed in connection with and as part of the Credit Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Credit Agreement and each other Loan Document, except as herein amended or waived, are hereby ratified and confirmed and shall remain in full force and effect.

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        11.4        Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Credit Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

        SECTION 12.    Costs And Expenses.    As provided in Section 10.7(A) of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for all reasonable costs, internal charges, and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of attorneys and paralegals) paid or incurred in connection with the preparation, execution, delivery and administration of this Amendment (and the other documents to be delivered in connection herewith).

        SECTION 13.    No Third Party Beneficiaries.    This Amendment does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Amendment.

        SECTION 14.    Loan Document.    This Amendment shall constitute a Loan Document.

        SECTION 15.    Severability.    In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        SECTION 16.    Governing Law.    This Amendment shall be governed and construed in accordance with the laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regard to conflict of law provisions) of the State of Illinois.

        SECTION 17.    Headings.    Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

        SECTION 18.    Counterparts.    This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        SECTION 19.    Signatures by Fax.    Delivery of an executed counterpart of this Amendment by fax shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

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        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.

HAYNES INTERNATIONAL, INC.

By:  /s/ Calvin S. McKay

Print Name:  Calvin S. McKay

Title:  VP-Finance

FLEET CAPITAL CORPORATION,
as a Lender and as Administrative Agent

By:  /s/ Alan R. Meier

Print Name:  Alan R. Meier

Title:  Executive V-P

THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Lender

By:  /s/ Glenn P. Bartley

Print Name:  Glenn P. Bartley

Title:  Vice President

NATIONAL CITY COMMERCIAL FINANCE, INC.,
as a Lender

By:  /s/ Elizabeth M. Lynch

Print Name:  Elizabeth M. Lynch

Title:  SVP

Signature Page to Amendment
No. 7 To Credit Agreement

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EXHIBIT A

CONSENT AND REAFFIRMATION

         The undersigned hereby (i) acknowledges receipt of a final, signed copy of the foregoing Amendment No. 7 to Credit Agreement (the “Amendment”; capitalized terms used and not defined herein having the meanings assigned thereto in the Amendment); (ii) consents to the execution and delivery by the Borrower of the Amendment; (iii) agrees to cause Borrower to comply with the terms and conditions of the Amendment; and (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever its guaranty of the Obligations of the Borrower to the Agent for the benefit of the Lenders as provided in that certain Guaranty, dated as of November 22, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) or any other Loan Document to which it is a party and reaffirms that the Guaranty and all other Loan Documents to which it is a party shall continue to remain in full force and effect. Although the undersigned have been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that neither the Administrative Agent nor any Lender has any obligation to inform the undersigned of such matters in the future or to seek either of the undersigned's acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

        IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of the Agreement.

HAYNES INTERNATIONAL, INC. a Delaware corporation By: /s/ Calvin S. McKay Print Name: Calvin S. McKay Title: VP-Finance

Exhibti A to Amendment No. 7 To
Credit Agreement